UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2026

Goldman Sachs Real Estate Finance Trust Inc

(Exact name of registrant as specified in its charter)

Maryland	000-56667	99-2025085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West Street, New York, New York
10282
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 902-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2026, REFT Spruce Street LLC (“Seller”), an indirect, wholly-owned subsidiary of Goldman Sachs Real Estate Finance Trust Inc (the “Company”), entered into an Uncommitted Master Repurchase Agreement (together with the related transaction documents, the “Repurchase Agreement”), with Banco Santander, S.A., New York Branch (“Santander”), as a buyer (in such capacity, “Buyer”), to finance the acquisition and origination by Seller of mortgage loans (including mortgage loans combined with mezzanine loans) and senior participation interests satisfying certain conditions set forth in the Repurchase Agreement. The Repurchase Agreement provides for asset purchases by the Buyers of up to $500 million (the “Facility”).

Advances under the Repurchase Agreement accrue interest at a per annum rate equal to the Term Secured Overnight Financing Rate (“SOFR”) for a one-month period plus a spread as agreed upon by Santander and Seller for each transaction. The initial maturity date of the Facility is March 13, 2029, subject to (i) an option by Seller to extend the term for successive one-year extension periods, which extensions may be approved in Santander’s discretion and upon the satisfaction of certain customary conditions set forth in the Repurchase Agreement, and (ii) a single twelve-month wind-down period, subject to satisfaction of certain conditions set forth in the Repurchase Agreement.

In connection with the Repurchase Agreement, the Company provided a Guaranty (the “Guaranty”), under which the Company guarantees up to a maximum liability of 25% of the outstanding purchase price, accrued interest, fees, and other amounts due from Seller under the Repurchase Agreement. The Guaranty may become full recourse to the Company upon the occurrence of certain events, including voluntary bankruptcy filings, collusion in involuntary bankruptcy filings, or a breach of separateness covenants resulting in substantive consolidation. The Company is also liable under the Guaranty for actual losses, damages, costs and expenses incurred by Buyer resulting from customary “bad boy” events as described in the Guaranty.

The Repurchase Agreement and the Guaranty contain representations, warranties, covenants (including financial covenants), events of default and indemnities that are customary for similar repurchase facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2026	Goldman Sachs Real Estate Finance Trust Inc

	By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer